UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 2020

    AEI INCOME & GROWTH FUND 24 LLC
(Exact name of registrant as specified in its charter)

State of Delaware	000-49653	41-1990952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
(Address of Principal Executive Offices)

(651) 227-7333
(Registrant's telephone number, including area code)

___________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities
Exchange Act of 1934 (§240.12b-2 of this chapter)          Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 18, 2020, the Company sold its 45% interest in a Fresenius Medical Center in Shreveport, Louisiana to Mitchell Investments & Holdings of Texas, LLC, an unrelated third party.  The Company received net cash proceeds of approximately $1,200,600 for the property, which resulted in a net gain of approximately $555,700.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – Not Applicable.

(b) Pro forma financial information – A limited number of pro forma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement.  The following narrative description is furnished in lieu of pro forma statements.  Assuming the Company had sold the property on January 1, 2019:

The Company’s Investments in Real Estate would have been reduced by $723,670 and its Current Assets (cash) would have increased by $1,200,600 and Members’ Equity would have increased by $476,930.

For the year ended December 31, 2019, Income from Operations would have decreased $44,022, representing a decrease in rental income of $92,268, a decrease in depreciation expense of $45,020 and an increase in property management expenses of $3,226.  For the nine months ended September 30, 2020, Income from Operations would have decreased $34,950, representing a decrease in rental income of $69,201, a decrease in depreciation expense of $33,765 and an increase in property management expenses of $486.

The net effect of these pro forma adjustments would have caused Net Income to decrease from $1,377,223 to $1,333,201 and from $316,143 to $281,193, which would have resulted in Net Income of $46.99 and $11.86 per LLC Unit outstanding for the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively.

(c) Shell company transactions – Not Applicable.

(d) Exhibit 10.1 – Purchase and Sale Agreement dated October 1, 2020 between the Company, AEI Income & Growth Fund XXI Limited Partnership and Mitchell Investments & Holdings of Texas, LLC relating to the property at 9076 Kingston Road, Shreveport, Louisiana.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEI Income & Growth Fund 24 LLC

	By:	AEI Fund Management XXI, Inc.
	Its:	Managing Member

Date: December 23, 2020	By:	/s/ KEITH E PETERSEN
Keith E. Petersen
Chief Financial Officer